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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CARDINAL FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CARDINAL FINANCIAL CORPORATION

Dear Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders of Cardinal Financial Corporation (the "Company"), which will be held on April 24, 2015 at 10:00 A.M., at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia. At the meeting, four directors will be elected to a term of three years each. Shareholders will also be asked to approve a non-binding resolution to endorse the Company's executive compensation program and to ratify the appointment of KPMG LLP as the Company's independent auditors for 2015.

        Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please complete, sign, date and return promptly the form of proxy that is enclosed with this mailing, or follow the Internet instructions given to vote and submit your proxy. If you decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so, and your proxy will have no further effect.

        The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the meeting.

Sincerely yours,
BERNARD H. CLINEBURG Chairman and Chief Executive Officer

McLean, Virginia
March 25, 2015

CARDINAL FINANCIAL CORPORATION
8270 Greensboro Drive
Suite 500
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 24, 2015

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting (the "Meeting") of the holders of shares of common stock, par value $1.00 per share ("Common Stock"), of Cardinal Financial Corporation (the "Company"), will be held at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, on April 24, 2015 at 10:00 A.M., for the following purposes:

  1.
  To elect four directors for a term of three years each, or until their successors are elected and qualify;

  2.
  To approve the following advisory (non-binding) proposal:

      RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

  3.
  To ratify the appointment of KPMG LLP as the Company's independent auditors for 2015; and

  4.
  To transact such other business as may properly come before the Meeting.

        Holders of shares of Common Stock of record at the close of business on March 2, 2015 will be entitled to vote at the Meeting.

        You are requested to complete, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Meeting. A postage-paid return envelope is enclosed for your convenience. You also have the ability to vote and submit your proxy via the Internet instructions included in this mailing.

        If you are present at the Meeting, you may vote in person even if you have already returned your proxy.

        This notice is given pursuant to direction of the Board of Directors.

Sincerely yours,
Jennifer L. Deacon Secretary

McLean, Virginia
March 25, 2015

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 24, 2015

The proxy statement and the Company's annual report on Form 10-K are available at
 www.cardinalbank.com/InvestorRelations/2015ProxyMaterials

 CARDINAL FINANCIAL CORPORATION
PROXY STATEMENT

GENERAL INFORMATION
2015 ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2015

        This Proxy Statement is furnished to holders of common stock, par value $1.00 per share ("Common Stock"), of Cardinal Financial Corporation (the "Company") in connection with the solicitation of proxies by our Board of Directors to be used at the 2015 Annual Meeting of Shareholders to be held on April 24, 2015 at 10:00 A.M., at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, and at any adjournment thereof (the "Meeting"). At the Meeting, four directors will be elected for a term of three years each. Shareholders will also be asked to approve a non-binding resolution to endorse the Company's executive compensation program and to ratify the appointment of KPMG LLP as the Company's independent auditors for 2015.

        Our principal executive offices are located at 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102. The approximate date on which this Proxy Statement and the accompanying proxy card are being mailed to our shareholders is March 25, 2015.

        The Board of Directors has fixed the close of business on March 2, 2015 as the record date (the "Record Date") for the determination of the holders of shares of Common Stock entitled to receive notice of and to vote at the Meeting. At the close of business on the Record Date, there were 32,134,601 shares of Common Stock outstanding held by 638 shareholders of record. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Meeting.

        As of February 28, 2015, our directors and executive officers and their affiliates, as a group, owned of record and beneficially a total of 1,781,671 shares of Common Stock, or approximately 5.44% of the shares of Common Stock outstanding on such date. Our directors, which include the nominees for election, and our executive officers have indicated an intention to vote their shares of Common Stock FOR the election of the nominees set forth on the enclosed proxy, FOR the approval of the non-binding resolution to endorse the Company's executive compensation program and FOR the ratification of KPMG LLP as our independent auditors for 2015.

        A shareholder may abstain or (only with respect to the election of directors) withhold his vote (collectively, "Abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

        A broker who holds shares in "street name" has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. "Broker shares" that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a "broker nonvote." Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to us of such inability to vote, a broker nonvote will not be counted as voting in favor of or against the particular matter, or otherwise as a vote cast on the matter. A broker cannot vote without instructions on the election of directors or on the approval of the non-binding resolution to endorse the Company's executive compensation program; therefore, there may be broker nonvotes on Proposals 1 and 2. A broker may vote on the ratification of the appointment of our independent auditors; therefore, no broker nonvotes are expected to exist in connection with Proposal 3. Abstentions and broker nonvotes will have no effect on the outcome of any of the Proposals.

        Our shareholders are requested to complete, date and sign the accompanying form of proxy and return it promptly to us in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon. If no voting instructions are given, proxies received by us will be voted for election of the directors nominated for election, for the approval of the non-binding resolution to endorse the Company's executive compensation program and for the ratification of KPMG LLP as our independent auditors for 2015.

        Shareholders can also deliver proxies by using the Internet. The Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting over the Internet are set forth on the enclosed proxy card. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this Proxy Statement.

        Any shareholder who executes a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to us, by executing and delivering a substitute proxy dated as of a later date to us or by attending the Meeting and voting in person. If a shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered, so that it is received on or prior to the date of the Meeting, to Jennifer L. Deacon, Secretary, Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102.

        We will pay all of the costs associated with this proxy solicitation. In addition, certain of the officers and employees of the Company or our subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares.

OWNERSHIP OF COMPANY SECURITIES

Security Ownership of Directors and Executive Officers

        The following table sets forth certain information, as of February 28, 2015, with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors (including the nominees for election to the Board of Directors), by each of the executive officers named in the "Summary Compensation Table" below and by all directors, nominees and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the individual living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director, nominee or executive officer can vest title in himself or herself at once or at some future time.

Name(1)	Common Stock Beneficially Owned(2)(3)	Exercisable Options Included in Common Stock Beneficially Owned(4)	Percentage of Class(5)

B. G. Beck	165,894	34,100	*

William G. Buck	206,000	10,000	*

Bernard H. Clineburg(6)	436,914	135,000	1.35%

Sidney O. Dewberry	177,700	34,100	*

Michael A. Garcia	78,168	34,100	*

J. Hamilton Lambert	119,303	25,250	*

Barbara B. Lang	15,474	15,000	*

William J. Nassetta	10,567	10,000	*

William E. Peterson	84,701	34,100	*

Alice M. Starr	99,480	34,100	*

Steven M. Wiltse	21,000	20,000	*

Named Executive Officers

Christopher W. Bergstrom	111,358	47,675	*

Alice P. Frazier	87,544	76,675	*

F. Kevin Reynolds	116,916	62,569	*

Mark A. Wendel	50,652	38,500	*

Current Directors and Executive Officers as a Group (15 persons)	1,781,671	611,169	5.44%

*
Percentage of ownership is less than one percent of the outstanding shares of common stock.

(1)
The business address of each named person is c/o Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, VA 22102.

(2)
The number of shares of Common Stock shown in the table includes 66,182 shares held for certain directors and executive officers in our 401(k) plan as of February 28, 2015.

(3)
Certain of our directors and named executive officers participate in our deferred income plans. As of February 28, 2015, the number of shares of Common Stock deemed to be owned by certain directors and executive officers in such plans total 415,175 and is not included in this column. The number of estimated shares in the deferred income plans for each director and named executive officer is as follows: Beck, 39,050 shares; Buck, 59,870 shares; Clineburg, 49,360 shares; Dewberry, 42,952 shares; Garcia, 51,037 shares; Lambert, 50,986 shares; Lang, 3,523; Nassetta, 11,832 shares; Peterson, 19,868 shares; Starr, 34,430 shares; Wiltse, 12,606 shares; Bergstrom, 11,491 shares; Frazier, 8,593; Reynolds, 10,886; and Wendel, 8,691 shares. Amounts are solely estimates for presentation purposes, as shares of Common Stock are only payable upon a distribution from the deferral plans.

(4)
The number of shares of Common Stock shown in this column includes shares that our directors and executive officers have the right to acquire, or will obtain the right to acquire, through the exercise of stock options within 60 days following February 28, 2015.

(5)
The number of common shares outstanding used to calculate percentage of beneficial ownership as of February 28, 2015 was 32,134,601.

(6)
Mr. Clineburg is also a named executive officer.

Security Ownership of Certain Beneficial Owners

        The following table sets forth information, as of December 31, 2014, regarding the number of shares of Common Stock beneficially owned by all persons known by us who own five percent or more of our outstanding shares of Common Stock.

Name	Address	Common Stock Beneficially Owned	Percentage of Class(1)

Basswood Capital Management, L.L.C.(2)	645 Madison Avenue 10th Floor New York, NY 10022	2,297,226	7.16%

BlackRock, Inc.(3)	40 East 52nd Street New York, NY 10022	3,016,160	9.40%

Eagle Asset Management, Inc.(4)	880 Carillon Parkway St. Petersburg, Florida 33716	2,738,901	8.54%

National Rural Electric Cooperative Association(5)	4301 Wilson Boulevard Arlington, VA 22203	1,603,241	5.00%

(1)
The number of common shares outstanding used to calculate percentage of beneficial ownership as of December 31, 2014 is 32,078,227.

(2)
In a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2015, Basswood Capital Management, L.L.C. reported beneficial ownership of, including shared voting and dispositive power with respect to, 2,297,226 shares of our Common Stock as of December 31, 2014.

(3)
In a Schedule 13G/A filed with the Securities and Exchange Commission on January 15, 2015, BlackRock, Inc. reported beneficial ownership of 3,016,160 shares of our Common Stock, with sole voting power over 2,929,189 shares of our Common Stock and sole dispositive power with respect to 3,016,160 shares of our Common Stock, all as of December 31, 2014.

(4)
In a Schedule 13G/A filed with the Securities and Exchange Commission on January 7, 2015, Eagle Asset Management, Inc. reported beneficial ownership of, including sole voting and dispositive power with respect to, 2,738,901 shares of our Common Stock as of December 31, 2014.

(5)
In a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2015, National Rural Electric Cooperative Association reported beneficial ownership of, including sole voting and dispositive power with respect to 1,603,241 shares of our Common Stock as of December 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of shares of Common Stock. Directors and executive officers are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file, and we assist these individuals in this process. Based upon a review of SEC Forms 3, 4, and 5 and based on representations that no Forms 3, 4, and 5 other than those already filed were required to be filed, we believe that, except as disclosed below, all Section 16 (a) filing requirements applicable to those certain executive officers, directors, and beneficial owners of more than 10% of our Common Stock were timely met during the year ended December 31, 2014.

        Certain of our directors and officers participate in our deferred income plan pursuant to which they receive deferred stock units each pay period for the amount of compensation that they defer. During the year ended December 31, 2014, the following reports were not timely filed in connection with the receipt of these deferred stock units. Each of these reports covered a single deferred stock unit transaction: Mr. Beck—sixteen reports; Mr. Bergstrom—twenty-eight reports; Mr. Buck—sixteen reports; Mr. Clineburg—twenty-eight reports; Mr. Dewberry—sixteen reports; Ms. Frazier—twenty-eight reports; Mr. Garcia—sixteen reports; Mr. Lambert—seventeen reports; Ms. Lang—thirteen reports; Mr. Nassetta—thirteen reports; Mr. Peterson—sixteen reports; Mr. Reynolds—twenty-eight reports; Ms. Starr—fifteen reports; Mr. Wendel—twenty-eight reports and Mr. Wiltse—fourteen reports. As previously disclosed, we changed the plan administrator for our deferred income plan but were unable to correct all of the issues in receiving information to file timely reports. We believe we have corrected these issues and anticipate timely preparation of these filings in the future.

PROPOSAL 1
ELECTION OF DIRECTORS

General Information on the Election of Directors

        Under our Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes as nearly equal in number as possible. Normally, directors in only one class are elected each year, each for a three-year term on the Board. This year, the class of directors whose terms expire in 2015 are up for election. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

        The Nominating Committee of the Board of Directors selected the nominees for election as directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable. The following information sets forth the names, ages, principal occupations and business experience for the past five years for all nominees and incumbent directors, as well as the particular experience, qualifications, attributes or skills that led the Board to conclude that each should serve as a director.

  Nominees for Election for Terms Expiring in 2018

        Bernard H. Clineburg, 66, has been a director since 2001. Mr. Clineburg is our Chairman and Chief Executive Officer. Mr. Clineburg, a local bank executive for over 40 years, is the former Chairman, President and Chief Executive Officer of United Bank (formerly George Mason Bankshares).

        Michael A. Garcia, 55, has been a director since 2003. He is the President and Owner of Mike Garcia Construction, Inc. in Woodbridge, Virginia, since 1980. His company is involved in residential and commercial land development and construction, plus residential remodeling. Mr. Garcia was a founding director of the Company's subsidiary Cardinal Bank—Manassas/Prince William, N.A. in 1999 and became a director of Cardinal Bank when the two subsidiaries were merged in 2002.

        J. Hamilton Lambert, 74, has been a director since 1999. Mr. Lambert is President of J. Hamilton Lambert and Associates, a consulting firm based in Fairfax, Virginia which provides a broad range of customized management and consulting services to governments, businesses and individuals. He is also the Executive Director of the Claude Moore Charitable Foundation.

        Barbara B. Lang, 71, has been a director since February 2014. She is the managing principal and CEO of Lang Strategies, LLC. She was previously the President and CEO of the D.C. Chamber of Commerce for almost 12 years. Prior to joining the D.C. Chamber, Mrs. Lang was the Vice President of Corporate Services and Chief Procurement Officer for Fannie Mae. Mrs. Lang spent 25 years with IBM before joining Fannie Mae in 1992, where she served in several management positions in finance, administration and product forecasting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Serving for Terms Expiring in 2016

        William J. Nassetta, MD, MPH, 54, has been a director since 2012. Dr. Nassetta is Founder, CEO, and Medical Director of CORE, LLC, an Occupational Medical Staffing and Consultation Company, and Founder and CEO of CORE Health Networks. Both companies operate nationally. Dr. Nassetta currently serves as Medical Director for a number of organizations and companies, including NASA, Georgia Pacific, and UOP, a Honeywell Company.

        Alice M. Starr, 66, has been a director since 2001 and has more than 35 years of marketing, public relations, client development and event planning experience. Currently, she is President and CEO of Starr Strategies, a marketing and public relations consulting firm. She was Vice President of WEST*GROUP, a commercial real estate firm headquartered in McLean, Virginia, from 1988 to 2004.

        Steven M. Wiltse, 58, has been a director since 2012. He is a retired Partner of BDO USA, LLP and previously a Partner with the public accounting firm Argy, Wiltse, Robinson, P.C., prior to its acquisition in November 2012 by BDO USA, LLP. Mr. Wiltse was a founding Partner of Argy, Wiltse, Robinson, P.C., which was headquartered in McLean, Virginia since 1991. He has previously served as a director of EagleBank from 2010 to 2011 and a director of Fed Med Bank in 2009.

Incumbent Directors Serving for Terms Expiring in 2017

        B. G. Beck, 78, has been a director since 2002. He has been President of The Beck Foundation since its inception in 2005. He currently serves on the Board of Visitors of George Mason University, Fairfax, Virginia. He was the Vice Chairman and director of L-1 Identity Solutions Inc., formerly Viisage Technologies, Inc., from 2004 to 2011. He was President and Chief Executive Officer of Trans Digital Technologies from 1997 to 2004.

        William G. Buck, 68, has been a director since 2002. Mr. Buck has been involved in the daily management as President of William G. Buck & Associates, Inc., a real estate brokerage, development and property management firm in Arlington, Virginia, since 1976. Mr. Buck has served or serves on the Board of Directors of Virginia Hospital Center and Florida Southern College.

        Sidney O. Dewberry, P.E., L.S., 87, has been a director since 2002. He is currently our Lead Director. Mr. Dewberry is Chairman Emeritus and Founder of Dewberry, an architectural, engineering, planning, surveying and landscape architecture firm headquartered in Fairfax, Virginia. Mr. Dewberry has managed this company for over 58 years which currently has over 1,800 employees and over $300 million in gross revenues.

        William E. Peterson, 53, has been a director since 2003. He has been Principal and Officer of The Peterson Companies for the past 20 years. Mr. Peterson served as The Peterson Companies' Chief Financial Officer from 1992 until 2001. In 2001, he assumed the position of Chief Operating Officer of Peterson Management Company. In 2006, Mr. Peterson was elevated to the position of President of Peterson Management Company. In 2008, Mr. Peterson's became the Portfolio Investment Manager of the family's Non-Real Estate Assets in addition to duties as a Principal of The Peterson Companies. As part of this role, in 2009 Mr. Peterson launched a new life sciences start up known as Vizuri Health Sciences LLC, for which he currently serves as CEO.

EXECUTIVE OFFICERS

Executive Officers

        The following information sets forth the names, ages, principal occupations and business experience for the past five years for all executive officers. Such information with respect to Bernard H. Clineburg, our Chairman and Chief Executive Officer, is set forth above in the "Proposal 1—Election of Directors" section.

        Christopher W. Bergstrom, 55, has been a Regional President of Cardinal Bank since 2002, our Chief Credit Officer since 2005 and our Chief Risk Officer since 2007. He was President and Chief Executive Officer of Cardinal Bank-Manassas/Prince William, N.A. from 1999 to 2002 when it merged with Cardinal Bank.

        Alice P. Frazier, 49, has been the Chief Operating Officer since 2010. She was appointed Executive Vice President—Office of the Chairman upon her joining us in March 2009. Ms. Frazier previously served as Senior Vice President—Area Executive of BB&T Corporation from May 2007. Prior to joining BB&T, Ms. Frazier served in several capacities for Middleburg Financial Corporation, including as Chief Financial Officer from 1993 to 2004 and as Chief Operating Officer from January 2004 to April 2007.

        F. Kevin Reynolds, 55, has been Regional President of Cardinal Bank since 1999 and was previously our Executive Vice President and Senior Lending Officer from 1998 to 1999. He is responsible for the commercial and retail business development for the Company. He was President and Chief Executive Officer of Cardinal Bank, N.A. from 1998 to 2002 prior to our multi-bank consolidation.

        Mark A. Wendel, 56, has been Executive Vice President and Chief Financial Officer since June 2006. He was previously the Chief Financial Officer of First Community Bancshares, Inc. from October 2005 until March 2006. From 2002 until October 2005, he was the Corporate Controller of BankAtlantic Bancorp.

CORPORATE GOVERNANCE AND
THE BOARD OF DIRECTORS

General

        The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Board Leadership Structure

        We have combined the positions of Chairman and Chief Executive Officer. We believe this structure is appropriate for our organization for several reasons. First, having a combined Chairman and Chief Executive Officer allows for the necessary oversight by the Board of Directors of the Company's various risks. We operate in the banking industry, which is impacted heavily by credit risk, market risk, interest rate risk, investment risk, liquidity risk, fiduciary risk and reputational risk. Each of these types of risks are managed on a regular basis, and most times daily. The Chairman and Chief Executive Officer participates in various internal risk committees to provide guidance and leadership through certain risks that the Company faces. In addition, our Chairman and Chief Executive Officer has over 40 years experience in the banking industry, in particular the Washington, D.C. area. Since joining Cardinal in 2001, Mr. Clineburg successfully executed a turnaround, and his vision and leadership have been instrumental in the strong performance of the organization despite challenging economic conditions.

        In addition, we have a Lead Director to provide independent oversight over the Board of Directors. Our Lead Director, Mr. Dewberry, is responsible for leading the meetings of the Independent Directors. In conjunction with the Nominating Committee, he is charged with managing the nominations process for the Board of Directors. In addition, our Lead Director is responsible for chairing the meetings of the Board of Directors at times when our Chairman and Chief Executive Officer is not available to do so, or when there may be a potential conflict of interest. He also serves as a non-exclusive conduit to the Chairman and Chief Executive Officer of the views and concerns of the Independent Directors.

Board Risk Oversight

        Risk management is an integral part of the responsibilities held by the Board of Directors. The risks that are inherent to our business include but are not limited to credit risk, market risk, interest rate risk, investment risk, liquidity risk, fiduciary risk and reputational risk. The Board of Directors discusses risks related to our business strategy as part of their overall decision making process. In addition, the majority of our Board of Directors serve on one or more committees that oversee the management of the risks identified above. In addition to the daily oversight and management of risk by management and our Chairman and Chief Executive Officer discussed above, certain risks are encouraged by our committees with expertise in those areas.

        The Audit Committee has oversight over our accounting and financial reporting processes and the audits of the Company's financial statements. This committee, through the assistance of our Internal Audit Group, identifies the significant risks or exposures of the organization and completes a risk assessment. In addition, the committee assesses the steps taken by our management team to minimize these risks to the organization.

        The Compensation Committee assists the Board in the fulfillment of its risk oversight responsibilities with respect to executive compensation. The primary purpose of the Compensation Committee is to ensure that the compensation and benefits for senior management and the Board of Directors is fair and appropriate, is aligned with the interests of our shareholders and does not pose a risk to the financial health of the Company or its affiliates.

        Our Loan Committee is charged with the responsibility of maintaining both a quality loan portfolio and a strong credit culture throughout the organization. The members of this committee are involved in the risk-decision process which is managed in a disciplined fashion to maintain an acceptable risk profile characterized by soundness, diversity, quality, prudence, balance and accountability.

Independence of the Directors

        The Board of Directors has determined that 10 of its 11 members are independent as defined by the listing standards of the Nasdaq Stock Market ("Nasdaq"), including the following: Messrs. Beck, Buck, Dewberry, Garcia, Lambert, Nassetta, Peterson, and Wiltse and Ms. Lang and Ms. Starr. In reaching this conclusion, the Board of Directors considered that the Company and its subsidiaries conduct business with companies of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. See "Certain Relationships and Related Transactions" below for additional information on certain transactions with members of our Board of Directors. There were no other transactions, relationships or arrangements between the Company and any of our independent directors.

Code of Ethics

        Our Code of Ethical Conduct applies to all of our directors, officers and employees (collectively, "Employees"). It is a standard for responsible and professional behavior that should serve as a guide for all business dealings. Our Code requires:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, regulatory organizations and the public;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code;

  •
  the exercise of due diligence to prevent and detect criminal conduct;

  •
  promotion of an organizational culture that encourages ethical conduct and a commitment to compliance with the law; and

  •
  accountability of adherence to the Code.

        Ethical business conduct and compliance with all local, state and federal laws, rules and regulations are vital in maintaining the public's trust and confidence. In all our endeavors, two fundamental principles will apply:

  •
  Employees will always place the interests of the Company and our clients first, and

  •
  Employees have the duty and obligation to make full disclosure of any situation in which his or her private interests conflict with those of the Company or our clients.

        Each Employee is required to be aware of the principles in the Code, to adhere to its guidelines, and to seek assistance from senior management, supervisory personnel, or the Human Resources

Department when any questions arise about the Code, or when a situation develops that may present a problem under the Code. The Code provides a mechanism for Employees to report potential violations anonymously, and we do not permit retaliation of any kind against Employees for good faith reports of ethical violations. Our Board of Directors exercises reasonable oversight with respect to the implementation and effectiveness of this Code. Our Code of Ethics can be found on our website at www.cardinalbank.com.

Meeting Attendance

  Board and Committee Meetings

        The Board of Directors holds regular meetings each year, including an annual meeting. During 2014, the Board of Directors held 12 regular meetings and no special meetings. Each director attended at least 75% of the aggregate of the 2014 meetings of the Board of Directors and its committees on which he or she served.

  Executive Sessions

        Independent directors meet periodically outside of regularly scheduled Board meetings. Sidney O. Dewberry serves as our Lead Director and oversees the meetings. The Independent directors met twice during 2014.

  Annual Meeting of Shareholders

        We encourage the members of our Board of Directors to attend the Annual Meeting of Shareholders. At last year's Annual Meeting of Shareholders, all of the directors were in attendance.

The Committees of the Board of Directors

        The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, a Loan Committee, and a Nominating Committee. All Committees met at various times during 2014. Specific information regarding the Audit Committee, the Compensation Committee and the Nominating Committee is presented below.

  Audit Committee

        The Audit Committee consists of Mr. Lambert, as Chairman, Messrs. Beck, Peterson and Wiltse and Ms. Starr. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with Nasdaq's listing standards and the requirements of the SEC. The Board of Directors has also determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Lambert qualifies as an "audit committee financial expert" as defined by regulations of the SEC.

        The Audit Committee has adopted a charter, which provides guidance to the committee, the entire Board and the Company regarding its purposes, goals, responsibilities, functions and its evaluation. The Audit Committee Charter is attached as Exhibit A to this Proxy Statement. The Audit Committee is responsible for the selection and recommendation of the independent accounting firm for the annual audit. It reviews and accepts the reports of our independent auditors, internal auditor, and federal and state examiners. The Audit Committee met eight times during the year ended December 31, 2014. Additional information with respect to the Audit Committee is discussed under "Audit Information" below.

  Compensation Committee

        The Compensation Committee consists of Mr. Buck, as Chairman, and Messrs. Dewberry, Garcia and Peterson, all of whom the Board in its business judgment has determined are independent as defined by Nasdaq's listing standards and the requirements of the SEC. The Compensation Committee reviews senior management's performance and compensation and reviews and sets guidelines for compensation of all employees. The Compensation Committee met four times during the year ended December 31, 2014.

        The Compensation Committee has adopted a charter, which provides guidance to the Compensation Committee, the Board of Directors and the Company regarding the administration of the compensation programs and policies of the Company. The Compensation Committee is responsible for maintaining compensation policies that support our achievement of overall goals and objectives and that such policies are designed with full consideration of all of our accounting, tax, securities law, and regulatory requirements. A copy of the charter is included as Exhibit B to this Proxy Statement.

        Additional information with respect to the Compensation Committee is discussed under "Executive Compensation" below.

  Nominating Committee

        The Nominating Committee consists of Mr. Dewberry, as Lead Director, and Messrs. Beck, Buck, Garcia, Lambert, Nassetta, Peterson, Wiltse and Ms. Lang and Ms. Starr. The Board of Directors in its business judgment has determined that all members involved in the nominations process are independent as defined by Nasdaq's listing standards. As the Nominating Committee selects the nominees for election as directors, our Board of Directors currently believes it is important that all of our independent directors participate in the nomination process in order to bring multiple perspectives within the evaluation process for incumbent directors as well as nominations of potential candidates to the Board of Directors. The Nominating Committee is responsible for selecting and recommending to the Board of Directors with respect to (i) nominees for election at the Annual Meeting of Shareholders and (ii) nominees to fill Board vacancies. The Nominating Committee does not have a charter that governs the nominations process. The Nominating Committee met once during the year ended December 31, 2014.

        In identifying potential nominees, the Nominating Committee takes into account such factors as it deems appropriate, including the current composition of the Board of Directors to ensure diversity among its members. Diversity includes the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise. The Nominating Committee considers candidates for Board membership suggested by its members and by management and the Nominating Committee will also consider candidates suggested informally by a shareholder of the Company.

        The Nominating Committee believes that the following guidelines are the standards by which potential nominees should be evaluated:

  •
  the ability of the prospective nominee to represent the interests of the shareholders of the Company;

  •
  the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

  •
  the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards; and

  •
  the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

        Shareholders entitled to vote for the election of directors may recommend candidates for the Nominating Committee to consider formally in connection with an annual meeting. Information with respect to shareholder nominations is discussed under "Proposals for 2016 Annual Meeting" below.

        Under the process used by us for selecting new candidates to the board of directors, the Nominating Committee, identifies the need to add a new board member with specific qualifications or to fill a vacancy on the board. The Chairman and Chief Executive Officer may also provide input in the nominations process. The Lead Director will initiate a search, working with staff support and seeking input from the board of directors and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the board may be presented to the Nominating Committee. A determination is made as to whether members of the board have relationships with preferred candidates and can initiate contacts. At least one member of the Nominating Committee, along with the Chairman and Chief Executive Officer, interviews prospective candidates. The Nominating Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full board of directors.

Director Compensation

        The following table shows the compensation earned by each of the directors for service as a director during 2014. Mr. Clineburg's compensation earned for his services as a member of the Board of Directors is included in the "Executive Compensation" section below.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)

B.G. Beck	58,750	34,625	28,016	121,391

William G. Buck	104,750	50,000	28,016	182,766

Sidney O. Dewberry	78,500	39,250	28,016	145,766

Michael A. Garcia	92,750	46,375	28,016	167,141

J. Hamilton Lambert	97,250	48,625	28,016	173,891

Barbara B. Lang(4)	53,000	26,500	84,405	163,905

William J. Nassetta	65,500	32,750	28,016	126,266

William E. Peterson	64,750	32,375	28,016	125,141

Alice M. Starr	48,250	24,125	28,016	100,391

Steven M. Wiltse	50,750	22,875	28,016	101,641

(1)
The aggregate number of stock options outstanding at December 31, 2014 held by the Board of Directors is 250,750. The number of stock options outstanding for each director is as follows: Beck, 34,100; Buck, 10,000; Dewberry, 34,100; Garcia, 34,100; Lambert, 25,250; Lang, 15,000; Nassetta, 10,000; Peterson, 34,100; Starr, 34,100; and Wiltse 20,000. All options are granted with an exercise price equal to the Common Stock's fair market value as of the date of each grant and vest immediately on the date of the grant.

(2)
Each director, as participants in our deferred income plan, received phantom stock matches. We match 50% of the contributions made by our directors in our deferred compensation plan which vests immediately. Such match is not to exceed $50,000 in any particular plan year.

(3)
Each director received a grant of 5,000 stock options on April 28, 2014. Each stock option was granted with an exercise price of $16.73 and vested immediately. The value disclosed for this grant is the grant date fair value calculated using the Black-Scholes option pricing model. Additional information regarding the grant date fair value for the stock options granted can be found in Note 2 to our notes to the consolidated financial statements in our 2014 Annual Report on Form 10-K.

(4)
Ms. Lang received a grant of 10,000 stock options on March 3, 2014 when she became a member of the Board of Directors. The stock option was granted with an exercise price of $17.04 and vested immediately. The value disclosed for this grant is the grant date fair value calculated using the Black-Scholes option pricing model. Additional information regarding the grant date fair value for the stock options granted can be found in Note 2 to our notes to the consolidated financial statements in our 2014 Annual Report on Form 10-K.

        Each director is entitled to receive cash compensation for his or her service on the Board of Directors. Each director is paid an annual retainer of $5,000, $3,000 for each Board meeting attended, $2,250 for each Executive Committee meeting attended, and $1,750 for each committee meeting attended. J. Hamilton Lambert, in his capacity as Audit Committee Chairman, receives an additional retainer of $16,000 annually.

        Each non-employee director can participate in our deferred income plan for non-employee directors. Under this plan, a non-employee director may elect to defer all or a portion of any director-related fees including retainers and fees for serving on board committees. Director deferrals are matched 50% by us and are vested immediately. Such match is not to exceed $50,000 in any particular plan year.

Communications with the Board of Directors

        Shareholders and other interested parties may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no party is specified, the communication will be forwarded to the entire Board of Directors. Each communication intended for the Board of Directors and received by the Corporate Secretary will be forwarded to the specified party. The Corporate Secretary will forward any correspondence that deals with the functions of the Board of Directors or its committees or any other matter that would be of interest to the Board. Otherwise, the communication will be forwarded to the appropriate department for further handling. Shareholder communications to the Board of Directors should be sent to:

Jennifer L. Deacon
Corporate Secretary
Cardinal Financial Corporation
8270 Greensboro Drive, Suite 500
McLean, Virginia 22102

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

        The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers that significantly contribute to the company's success. The executive officers are expected to manage the Company to promote its growth and profitability, minimize risk as well as advancing the interests of our shareholders. As such, the compensation program is designed to provide levels of compensation that reflect the executive's role in the organization and reward both the individual's and the organization's performance. We assess our executive officers' performance both objectively and subjectively using both financial measures (such as return on average assets, return on average equity, efficiency ratio, credit quality, net income to target and total return to shareholders) and non-financial goals and objectives (including strategic objectives, safety and soundness, risk management and service to the community). The Compensation Committee (the "Committee") believes that evaluating performance in this manner aligns the interests of our executive officers with the achievement of long-term sustainable financial performance and resulting increases in shareholder value. We believe that our compensation program contributes to achieving these results.

Management Say on Pay Vote Results for 2014

        At our 2014 Annual Meeting of Shareholders, approximately 80% of the shareholders who voted on the "say on pay" proposal approved the compensation we pay to our named executive officers. The Compensation Committee believes that the shareholder vote confirms the philosophy and objective of linking our executive compensation to our operating objectives and the enhancement of shareholder value. We view this level of shareholder support as an affirmation of our current pay practices, and as a result, no significant changes were made to our pay practices. The Compensation Committee will continue to consider the outcome of the Company's say on pay votes when making future compensation decisions for the named executive officers.

        The Committee evaluates the appropriateness and competitiveness of the Company's total compensation program in light of shareholder feedback generally and to ensure the Company's executive compensation program represents the best interests of shareholders. The Committee is committed to performing a thorough assessment and making changes as deemed necessary to attract and retain the highest quality talent, to reward for achieving the Company's objectives, and to align with the best interests of the Company and its shareholders.

Compensation Program

        The principal elements of our executive compensation program are annual base salary, short-term incentive compensation through annual cash bonuses, long-term incentives through the grants of equity-based awards and participation in our deferred income plans. In addition, we provide our executives with benefits that are generally available to all of our salaried employees.

        We view the principal elements of our executive compensation as related but distinct, and target to deliver competitive annual total compensation opportunities to the Company's executive officers commensurate with individual and Company performance. Our Compensation Committee has not adopted any formal policies or guidelines for allocating total compensation between long-term and short-term compensation, between cash and non-cash compensation, or among different forms of compensation. We determine the appropriate level for each compensation element based, in part, but not exclusively, on our view of internal equity and consistency, performance, the competitive landscape and other information we deem relevant. We believe that equity-based awards are the primary motivator in attracting and retaining executives over the long-term, and that salary and cash bonuses are important considerations in the short-term.

        Annually, our Compensation Committee performs a strategic review of our executive officers' total compensation and Company stock holdings. Through this review, the Committee determines whether they adequately compensate our executive officers for both individual and organizational results, relative to external compensation benchmarks. The Committee considers the Company's internal objectives (financial and non-financial), the individual executive's contribution to Company objectives, external peer compensation levels and peer performance in making annual compensation decisions for the Company's executive officers. The Committee also receives annual evaluations prepared by the Chief Executive Officer regarding the performance of each executive officer (other than the Chief Executive Officer). As part of the process, the Committee also evaluates the performance of the Chief Executive Officer each year and makes all decisions regarding his base salary adjustments and short and long term incentive payments. The Chief Executive is not present during any deliberations regarding his compensation.

Compensation Consultant

        The Compensation Committee has authority over the selection, use, and retention of any compensation consultant or any other experts engaged to assist the Committee in discharging its responsibilities. During 2014, the Committee engaged a new independent compensation consultant, Pearl Meyer & Partners, LLC (PM&P). PM&P is a recognized leader in executive compensation strategy and governance. Additionally, PM&P has significant experience with community banks and the related compensation practices. PM&P assisted the Committee in its assessment of the compensation peer group and executive compensation benchmarking. These are the only services performed PM&P for the Committee and PM&P had no other relationship with the Company or its management nor did it provided any other services to the Company. In accordance with NASDAQ and SEC rules, the Compensation Committee assessed the independence of PM&P and concluded that no conflicts of interest exist that would prevent PM&P from providing independent and objective advice to the Committee.

Peer Review

        As part of its annual review, the Committee performed a thorough assessment of our original compensation peer group. The assessment compared the Company's current asset size, financial performance and economic and geographic market to our original peer group. In addition, the Committee, along with the guidance of its consultant, analyzed publicly traded bank holding companies in metropolitan areas similar to the Washington MSA within the geographic regions of Atlanta, Georgia to Boston, Massachusetts. As a result of this additional analysis, a new peer group was developed to include a select group of eighteen publicly traded banks in similar metropolitan areas with the total assets between $2.4 billion and $7.0 billion and market capitalization between $478 million and $1.3 billion. Furthermore, because the Company has a diversified revenue stream which includes a mortgage company that generates significant fee revenue, the selection criteria included companies with revenue as a percentage of assets between 3.04% to 5.36%. Finally, the analysis considered total shareholder return over a one year, three year and five year periods of time. The Committee believes the competitive characteristics and business mix of the major metropolitan areas in which the new peer group operates aligns closely with the Washington MSA demographics. Our objective in peer group selection is to position the Company near the median of the peer group size, while also considering the comparability of business and the quality of each comparator.

 Cardinal Financial Corporation Peer Group

CFNL "Atlanta to Boston" Peer Group Analysis

Company	Ticker	Company	Ticker
BNC Bancorp	BNCN	Oritani Financial Corp.	ORIT
Boston Private Financial Holdings, Inc.	BPFH	Park National Corp.	PRK
Brookline Bancorp, Inc.	BRKL	Pinnacle Financial Partners, Inc.	PNFP
Centerstate Banks, Inc.	CSFL	Sandy Spring Bancorp, Inc.	SASR
City Holding Co.	CHCO	State Bank Financial Corporation	STBZ
Dime Community Bancshares, Inc.	DCOM	Stock Yards Bancorp, Inc.	SYBT
Eagle Bancorp, Inc.	EGBN	The Bancorp, Inc.	TBBK
Fidelity Southern Corporation	LION	Towne Bank	TOWN
Hudson Valley Holding Corp.	HVB	Washington Trust Bancorp, Inc.	WASH

        In addition to determining the adequacy of the total compensation offered to our executive officers compared to peers, we compare our performance to the peer group using eleven financial performance measures as well as total shareholder return. As of December 31, 2014, the Company compared very favorably to its peers and was in the 75th percentile of the peer group in both the unweighted average of shareholder return and the unweighted average of the eleven financial measures, including measures used for internal targets. The financial results for 2014 also exceeded the unweighted 3 year average of the eleven financial measures and improved significantly over the results for 2013. Below is a table that reports the results of the peer group analysis:

Financial and Total Shareholder Return Analysis

Source: Pearl Meyer & Partners, LLC

Components

Base Salary

        We generally set annual base salaries for the executive officers based on the executive's experience, individual performance for the prior year and our prior year financial results. We also consider comparative salary data for the peer group identified above and believe that base salaries should be set at a level that enables us to hire and retain individuals in the banking/finance industry that can drive achievement of the Company's overall strategic business goals. Generally, we consider setting executive base salary at or slightly above the 75th percentile within our identified peer group, based on individual skill and experience in their executive role.

        The Committee annually evaluates the performance of the Chief Executive Officer based on our financial performance, achievements in implementing our long-term strategy, and the personal observations of the Chief Executive Officer's performance by the members of the Committee and Board of Directors. Mr. Clineburg's overall performance was evaluated as outstanding; all aspects of the performance were evaluated equally. The Committee recognized a number of key successes during 2014 when determining his overall performance; a few of which are noted below:

  •
  Overall business results of the Company were significantly improved over 2013, including but not limited to 28% increase in reported net income, 43% increase in net income excluding M&A costs, annual loan growth of 26%, annual deposit growth of 23% and ongoing pristine credit quality,

  •
  Total return to our shareholders was in the 75th percentile for the peer group for the 1 year, 3 year and 5 year periods,

  •
  The Company successfully completed two acquisitions, including a branch acquisition, during 2014 with earnings accretion after 90 days,

  •
  The Company ranked in the 75th percentile compared to the peer group in eleven financial performance indicators, a significant improvement over the prior year ranking of the 25th percentile as well as the 3 year average including 2012 - 2014.

        The Committee considered Mr. Clineburg's performance during 2014 and his current salary compared to the Chief Executive Officers' salaries reported for 2013 for the other banks within our peer group. They further noted that Mr. Clineburg's last salary adjustment was in July 2013, 18 months prior, because Mr. Clineburg declined a salary increase in 2014 due to financial performance of the Company in 2013. As a result of this analysis, the Compensation Committee increased Mr. Clineburg's annual salary by 9% to $725,000 effective February 2015. This increase is in keeping with the Committee's compensation philosophy of rewarding performance and setting the executive's base salary around the 75% percentile, which they believe is necessary to retain a highly skilled chief executive officer.

        For other executive officers, the Committee reviewed with the Chief Executive Officer the 2014 performance evaluations for those executive officers, along with salary data within the peer group. Based upon Mr. Clineburg's recommendation and current competitive positioning provided by PM&P, the Committee increased the salaries of Mr. Bergstrom and Ms. Frazier by 7.1% to $375,000 each and Mr. Reynolds by 11.3% to $295,000, effective February 2015.

        In February 2014, the Committee reviewed with the Chief Executive Officer the 2013 performance of the named executive officers along with the current pay mix of base salary, bonus and long term incentives or the named executive officers against the peer group's average aggregate pay mix of base salary, bonus and long term incentives. The Committee increased Mr. Bergstrom and Ms. Frazier's salary by 7.7% to $350,000 each. Mr. Wendel and Mr. Reynolds' salaries were increased by 4.7% and 6% to $225,000 and $265,000, respectively.

        See "Annual Compensation of Executive Officers" for additional information on the Chief Executive Officer's and certain other named executive officer's employment agreements.

Short-Term Incentive Compensation

        We annually review the Company's performance relative to internal goals, peer performance and each executive officer's individual performance and responsibility to assess the payment of short-term incentive compensation. We currently have an executive bonus plan that awards cash compensation based on the achievement of performance against pre-determined goals. Financial and non-financial performance goals, and applicable metrics, are set at the beginning of each year. An annual bonus target as a percent of total direct compensation is evaluated for each executive officer based on the executive's job level and competitive peer data. The Committee makes a discretionary assessment of actual financial results compared to target and the results of our peer group, and non-financial performance metrics relative to strategic objectives, safety and soundness, effectiveness in managing risk, and community service. The Committee believes that total direct compensation for executive officers (base salary, short-term and long-term compensation) should vary based on the company's performance and return to shareholders, and should be generally consistent relative to performance against the company's peer group. These considerations are taken into account in determining short-term incentive compensation for each executive officer.

        While there were formal measurements and targets, the executive bonuses are awarded at the Committee's discretion and are given based upon the Committee's determination of each executive officer's contribution to our growth and profitability as well as non-financial performance metrics.

        The financial measures used to evaluate 2014 corporate performance as compared to budget and the prior year were Net Income, Return on Assets, Return on Equity and Efficiency Ratio. These measures were based upon operating results which is defined as reported net income excluding the one time charges associated with merger and acquisitions (M&A costs) which occurred during the year. The Committee recognizes ongoing operating results as the best means to evaluate financial performance and aligns management with the shareholders in terms of creating long term shareholder value.

Actual versus Target Financial Performance
For the Year Ended December, 31, 2014

Measure	2014 Target (excluding M&A Costs)	2014 Operating Results (excluding M&A costs)	% of Target	2013 Operating Results	% Improvement over Prior Year
Net Income (in 000's)	$38,816	$36,550	94.16%	$25,510	43.28%
Return on Assets	1.15%	1.14%	99.13%	0.92%	23.91%
Return on Equity	10.78%	9.87%	91.56%	7.96%	23.99%
Efficiency Ratio	62.17%	61.58%	99.05%	69.20%	11.01%

        Overall business results of the Company were significantly improved over 2013, including but not limited to:

  •
  Operating net income for 2014 increased 43% over the prior year and was 94% of target;

  •
  Total loans held for investment grew 26% for the year with organic loan growth of 17%;

  •
  Total deposits grew 23% for the year with non maturing deposit growth of 32%;

  •
  Credit quality remained pristine with non performing assets to assets ratio of 0.13%;

  •
  The return on assets, return on equity and efficiency ratio all exceeded 90% of target;

  •
  All regulatory capital ratios remain above the requirements to be considered well-capitalized;

  •
  Total return to the shareholders approached the 75th percentile for the peer group for the 1 year, 3 year and 5 year periods;

  •
  The Company successfully completed two acquisitions during 2014 with earnings accretion after 90 days while retaining more than 90% of the loans and deposits; and

  •
  The Company ranked in the 75th percentile compared to the peer group in the eleven key financial performance indicators presented above, a significant improvement over the prior year ranking of the 25th percentile.

        In addition, for the year ended December 31, 2014, annual total return to shareholders was 12.4% (compared to a median of 8.3% for peers) and three-year total return to shareholders was 24.7% (compared to a median of 17.1% for peers).

        In making annual bonus decisions for 2014, the Committee took into consideration the significant improvement in financial results over 2013, the strong performance versus the peer group and other non-financial factors including safety and soundness, to determine that the overall performance is in the top quartile of its peer group.

        The Committee approves annually at the end of each year an overall pool of discretionary annual cash bonuses to be awarded to all officers. Certain members of the executive management team, along with the Chief Executive Officer, then allocate discretionary bonuses to officers, not including those executive officers of the Company. The Chief Executive Officer then prepares and recommends to the Committee the annual cash bonuses for certain members of the executive team (other than the Chief Executive Officer) based upon actual results compared to the target results and peer group.

        The Committee reviewed the Company's performance and recommendations made by the Chief Executive Officer and approved an overall Officer Bonus Pool, excluding the Chief Executive Officer, for cash bonuses for 2014 in the amount of $3,876,000. Based on its assessment of performance, the Committee approved the following short term incentive cash bonuses to be distributed from the Officer Bonus Pool to named executive officers (other than the Chief Executive Officer): $450,000 for Mr. Bergstrom; $450,000 for Ms. Frazier and $325,000 for Mr. Reynolds. Mr. Wendel received a short term incentive cash bonus of $80,000 distributed from the officer bonus pool.

        With regard to the Chief Executive Officer, the Committee reviewed the overall company performance as described above as well as his responsibility to assess the payment of short term incentive compensation for 2014. Furthermore, the Committee examined the competitive positioning of the Chief Executive Officer's total cash compensation as it relates to the corporate performance relative to the peer group and the competitive market compensation of the peer group. After considering all of these factors, the Committee approved a short term incentive bonus of $900,000 to be distributed from the Officer Bonus Pool. Based upon information provided by PM&P, the Committee believes that the competitive positioning of total cash compensation is deemed reasonable given the Company's performance.

        The Committee and the Chief Executive Officer is committed to a pay for performance philosophy, in particular as it relates to direct compensation (cash and equity awards). The financial performance for 2013 was below the targets and in the bottom quartile of financial performance when compared to the peer group. According to the Chief Executive Officer's recommendation, the Committee did not award cash incentive bonuses to named executive officers, including him, for 2013.

Long-Term Incentive Compensation

        Each year, the Committee also considers the desirability of granting long-term incentive awards under our 2002 Equity Compensation Plan (the "Equity Plan"). The Equity Plan authorizes the granting of options, which may be incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock awards, phantom stock awards or performance share awards to our directors, eligible officers and our key employees. We believe that equity ownership aligns our executives with our shareholders, promotes a long-term focus on profitability and shareholder value and is consistent with our compensation philosophy. As a result, it is our view that equity grants are an integral part of total compensation. The Committee evaluated the use of a combination of restricted stock and stock options for the 2014 long-term incentive awards as opposed to only stock options as in years past. It was determined that a mix of stock options and restricted stock was consistent with trends in competitive compensation practices within the financial services industry.

        In determining equity awards to the Named Executive Officers, the Committee considers Company and individual performance, total compensation and performance relative to peers, and the role and scope of executive responsibility.

        For equity awards to the executive management group, other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer recommended individual awards, taking into account the respective scope of accountability and contributions of each member of the executive management team, and Company performance results for the preceding year. The Committee also reviewed total direct compensation (base salary, short term cash incentives plus equity) of the executive officers, relative to the market data of our peer group and in the context of performance compared to the same group. The Committee considers the recommendations provided for equity awards, which are then approved by the Committee and ratified by our Board of Directors.

        Although awarded in calendar year 2015, the following equity awards were made to executive officers on March 18, 2015 as part of their total direct compensation package for 2014 performance: Mr. Bergstrom and Ms. Frazier each received a grant of options to purchase 16,000 shares of our Common Stock and 3,000 shares of restricted stock. Mr. Reynolds and Mr. Wendel received a grant of options to purchase 10,500 shares of our Common Stock and 2,000 shares of restricted stock. Equity awards for 2014 performance vest ratably over three years with 33% vesting immediately and 33% vesting on the anniversary dates of the grant over the next two years.

        In addition the above grants, the Committee also awarded stock options to purchase 55,000 shares of Common Stock and 10,000 shares of restricted stock to Mr. Clineburg. The equity awards vest 33% immediately and 33% vests annually on the anniversary of the grant date over the next two years. This grant of equity awards by the Committee was based, among other things, on the Company's 2014 performance, the review of his total direct compensation relative to peers, as well as the Committee's perception of his past and expected future leadership and contributions to achievement of our long-term goals. Based upon information provided by PM&P, the Committee deemed Mr. Clineburg's total direct compensation to be reasonable given the Company's performance.

        The Committee believes the combination of 65% stock options and 35% restricted stock for the 2014 long-term incentive awards ensures the executives remain focused on long-term sustainable growth and profitability. We believe this feature of the plan enhances shareholder value for the long-term.

Stock Option and Restricted Stock Grant Procedures

        Stock options are granted with an exercise price equal to the Common Stock's fair market value at the date of grant. Based on past practices, our outstanding stock options have different vesting periods. Director stock options have ten year terms and vest and become fully exercisable at the grant date. Certain employee stock options have ten year terms and vest and become fully exercisable in 20% annual increments beginning as of the grant date. In addition, we have granted stock options to our executives that have ten year terms and with one third vesting immediately and the remaining balance vesting in one third annual increments beginning after their first year of grant.

        Restricted stock awards are granted at a price equal to the Common Stock's fair market value on the date of vesting. Like our stock option grants, our restricted stock awards may have different vesting periods similar to those described above. Currently, restricted stock awards that have been granted vest ratably over three years with 33% vesting immediately and 33% vesting on the anniversary date of the grant over the next two years.

Supplemental Executive Retirement Plans

        We adopted a supplemental executive retirement plan for Mr. Clineburg effective October 2005 as provided for in his employment agreement. The plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation to Mr. Clineburg. Upon retirement, Mr. Clineburg will be entitled to an annual retirement benefit equal to $20,000 per month payable for 180 months. The benefits in the plan were fully vested on November 1, 2010 with his new employment agreement, described below in "Annual Compensation of Executive Officers." Our expense related to the plan was $83,372 for 2014.

Executive Deferred Income Plan

        We currently have in place a deferred income plan for our executive officers—the Cardinal Financial Corporation Executive Deferred Income Plan (the "Executive Deferral Plan"). The purpose of the Executive Deferral Plan is to offer participants the opportunity to defer voluntarily current compensation for retirement income and other significant future financial needs for themselves, their families and other dependents. This plan is also designed to provide us with a vehicle to address limitations on our contributions under any tax-qualified defined contribution plan.

        Participants in the Executive Deferral Plan may elect from various investment funds, including a Company common stock fund that tracks the value of our Common Stock, for the amounts of compensation that they defer. Any of our employees who are an executive vice president or above may be eligible to participate in the Executive Deferral Plan. We provide a deemed match for each participant's contribution that does not exceed the greater of 50% of the participant's deferral or $50,000 per participant per year. This match is deemed invested in our Common Stock and vests 25% immediately and the remaining match of 75% vests over the next three years on the anniversary dates of the matching contribution.

Other Benefits

        Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees.

        Mr. Clineburg and Mr. Bergstrom receive other annual compensation for the use and maintenance of company owned automobiles and country club dues. Ms. Frazier receives other annual compensation for the use and maintenance of a company owned vehicle. Mr. Reynolds receives other annual compensation for country club dues. We provide a company owned automobile to Mr. Clineburg, Mr. Bergstrom and Ms. Frazier due to the amount of travel required as representatives of the Company. Country club memberships facilitate these executives' roles as a Company representative in the communities we serve.

Section 162(m) Considerations

        Internal Revenue Code section 162(m) allows us to deduct compensation in excess of $1 million paid to our executive officers if certain criteria are satisfied. The Committee believes that grants of options and restricted stock under the Equity Plan will not qualify for the performance based compensation exception to the deductibility limit due to the lack of individual limits in the Equity Plan. Bonus awards do not meet such criteria because the Committee exercises discretion in determining awards based on such factors the Committee deems relevant as described above under "Components—

Short-Term Incentive Compensation". The Committee does not, however, anticipate awarding compensation that would result in the loss of a material tax deduction.

Risk Analysis Procedures

        We have reviewed our compensation policies for all of our employees to determine if they compensate or encourage our employees to take any unnecessary risk that may have a material adverse effect on our financial condition. We determined that the compensation policies we have in place are not reasonably likely to have a material adverse effect on us and do not encourage our employees to take excessive risks due to the internal controls and procedures we have in place throughout our organization. Among other things, our executive compensation program reflects the following policies and practices:

  •
  The Compensation Committee is composed solely of independent directors, under its own authority, and has engaged its own independent compensation consultant;

  •
  We conduct an annual shareholder advisory vote on the compensation of the named executive officers, and our Board of Directors and the Compensation Committee carefully consider the outcome of these advisory votes;

  •
  We do not provide significant perquisites or other personal benefits to our executive officers and our executive officers participate in our health and welfare benefit programs on the same basis as all of our employees;

  •
  Annually, the Board of Directors reviews and approves all of policies of the Company to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have an adverse impact on the Company;

  •
  Annually, the Board of Directors and all employees certify they are in compliance with the Company's Code of Ethics; and

  •
  In accordance with section 304(a) of Sarbanes Oxley, if the Company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under securities laws, the named executive officers shall reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received by that person during the 12 month period following the first public issuance or filing with the Commission of the financial document embodying such financial reporting requirement and (2) any profits realized from the sale of securities of the Company during that 12 month period.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2014 and this Proxy Statement.

Compensation Committee

William G. Buck, Chairman
Sidney O. Dewberry, Vice Chairman
Michael A. Garcia
William E. Peterson

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

        The Company and its subsidiaries conduct business with companies of certain members of the Compensation Committee, including Messrs. Buck and Peterson, are affiliated. See "Certain Relationships and Related Transactions".

Annual Compensation of Executive Officers

        In the tables and discussion below, we summarize the compensation earned during 2014, 2013 and 2012 by (1) our chief executive officer, (2) our chief financial officer and (3) each of our three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities. These individuals are collectively referred to as the "named executive officers."

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)	Total ($)

Bernard H. Clineburg,	2014	665,000	900,000	50,000	440,781	(4)	84,372	110,631	2,250,784
Chairman and Chief	2013	589,375	—	50,000	622,597	(4)	85,701	103,608	1,451,281
Executive Officer	2012	500,000	950,000	50,000	—		558,131	270,076	2,328,207

Mark A. Wendel,	2014	223,667	80,000	50,000	49,532		—	3,710	406,909
Executive Vice President,	2013	209,447	—	20,945	53,640		—	5,027	289,059
Chief Financial Officer	2012	198,734	80,000	31,155	—		—	7,500	317,389

Christopher W. Bergstrom,	2014	346,667	450,000	50,000	148,595		—	16,287	1,011,549
Executive Vice President,	2013	302,083	—	30,208	160,920		—	18,804	512,015
Chief Risk Officer	2012	275,000	485,000	84,800	—		—	15,335	860,135

Alice P. Frazier,	2014	346,667	450,000	10,000	148,595		—	9,049	964,311
Executive Vice President,	2013	302,083	—	2,500	160,920		—	10,074	475,577
Chief Operating Officer	2012	275,000	485,000	73,500	—		—	8,856	842,356

F. Kevin Reynolds,	2014	263,000	325,000	26,300	99,063		—	16,908	730,271
President, Cardinal Bank	2013	242,193	—	12,078	107,280		—	16,034	377,585
	2012	226,250	260,000	72,500	—		—	13,590	572,340

(1)
Each officer, as participants in our deferred income plan, received phantom stock matches. We match 50% of the contributions made by our named executive officers in our deferred income plan. Such match is not to exceed $50,000 in any particular plan year and vests 25% immediately and the remainder in equal annual installments thereafter over three years from the date of the participants' contribution.

(2)
Each named executive officer received stock option awards and restricted stock awards during 2015 as compensation for their performance during 2014. Because the value of an award is reported in the Summary Compensation Table for the fiscal year in which the grant date occurs, these awards are not reflected herein.

(3)
Each named executive officer received stock option awards during 2014 as compensation for their performance during 2013. The values disclosed for these grants are the grant date fair value calculated using the Black-Scholes option pricing model. Additional information regarding the grant date fair values for the stock options granted can be found in Note 2 to our notes to the consolidated financial statements in our 2014 Annual Report on Form 10-K.

(4)
In addition to stock options awarded to Mr. Clineburg during 2014 as compensation for his performance during 2013, Mr. Clineburg also received stock option awards for his service as a member of the board of directors during 2014 and 2013. The values disclosed for these grants are the grant date fair value calculated using the Black-Scholes option pricing model. Additional information regarding the grant date fair values for the stock options granted can be found in Note 2 to our notes to the consolidated financial statements in our 2014 Annual Report on Form 10-K.

(5)
Mr. Clineburg participates in our supplemental executive retirement plan. The amounts in this column represent the changes in the present value of Mr. Clineburg's accumulated benefit under this plan during 2014, 2013 and 2012.

 All Other Compensation Table

Name and Principal Position	Year	Accrued Vacation Cash Compensation ($)		401(k) Plan Matching Contributions ($)(2)	Country Club Dues ($)	Personal Use of Company-Owned Automobile ($)	Director Fees ($)(3)	Total ($)

Bernard H. Clineburg,	2014	—		7,800	8,228	1,603	93,000	110,631
Chairman and Chief	2013	—		7,650	8,504	5,204	82,250	103,608
Executive Officer	2012	184,436	(1)	7,500	8,920	4,470	64,750	270,076

Mark A. Wendel,	2014	—		3,710	—	—	—	3,710
Executive Vice President,	2013	—		5,027	—	—	—	5,027
Chief Financial Officer	2012	—		7,500	—	—	—	7,500

Christopher W. Bergstrom,	2014	—		6,630	8,545	1,112	—	16,287
Executive Vice President,	2013	—		7,250	9,916	1,638	—	18,804
Chief Risk Officer	2012	—		7,500	6,309	1,526	—	15,335

Alice P. Frazier,	2014	—		7,800	—	1,249	—	9,049
Executive Vice President,	2013	—		7,650	—	2,424	—	10,074
Chief Operating Officer	2012	—		7,500	—	1,356	—	8,856

F. Kevin Reynolds,	2014	—		6,312	10,596	—	—	16,908
President,	2013	—		6,522	9,512	—	—	16,034
Cardinal Bank	2012	—		6,311	7,729	—	—	13,590

(1)
During 2012, Mr. Clineburg's employment agreement was amended to allow for no more than 40 hours of unused vacation leave to carryover to the following year. Any unused vacation leave in excess of 40 hours will be forfeited by Mr. Clineburg at the end of each year. Previously, his employment agreement allowed for an unlimited accumulation of unused vacation leave. As a result of the amendment, Mr. Clineburg received a one-time payment of previously accumulated unused vacation leave totaling $184,436.

(2)
Amounts presented represent total contributions to our 401(k) plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (which are included under the "Salary" column) made by each executive officer to such plans.

(3)
Mr. Clineburg earns director fees for his services as a member of the Board of Directors.

        The compensation for the named executive officers is representative of comparable levels within our industry. Annual cash bonuses and equity awards are approved by the Compensation Committee and based, among other criteria, on Cardinal's overall financial performance. The Company does not specifically target to deliver a set percentage of total compensation in each individual element of pay (salary, annual incentive/bonus, long-term incentive/equity) for each of the named executive officers. The Company's compensation programs are described in detail in the Compensation Discussion and Analysis presented earlier in this proxy.

        During November 2010, we entered into an employment agreement that superseded and replaced Mr. Clineburg's previous employment agreement with us. The initial term of the agreement will continue until July 21, 2014. Thereafter, the term of the agreement will be automatically extended for a rolling one year term on a day to day basis so that on any day the remaining term shall be one year. The agreement provides for his services as the Chief Executive Officer of the Company and as the Chairman of our Board of Directors. He receives a base salary of $500,000 and is eligible to receive bonuses at the discretion of our Board of Directors, in cash or stock, or both, and director's fees and any retainers for service on the Company's Board. Mr. Clineburg is entitled to participate in our employee benefit plans and programs for which he is or will be eligible. As of the effective date of the agreement, Mr. Clineburg became 100% vested in all present and future benefits under his supplemental executive retirement plan and deferred income plan. The agreement also provides that we will provide Mr. Clineburg with an automobile and will indemnify Mr. Clineburg for losses and expenses resulting from any payments or benefits from us that are found to constitute "parachute payments" under Section 280G of the Internal Revenue Code.

        The agreement also provides for a transitional period if Mr. Clineburg voluntarily resigns as Chief Executive Officer during the term of the agreement. The initial term of the transitional period shall be one year from the date of resignation. Thereafter, the term of the transitional period will be automatically extended for a rolling one year term on a day to day basis so that on any day the remaining term shall be one year. Either Mr. Clineburg or the Company may terminate the transitional period with twelve months notice. During the transitional period Mr. Clineburg will provide services, including management transition services, and will receive compensation equal to at least 50% of his then current annual base salary during the first year of the transitional period, at least 45% in the second year, and 35% thereafter. He will be eligible for incentive compensation at the Board's discretion, entitled to participate in our employee benefit plans and programs for which he is or will be eligible, and will receive directors' fees, any retainers for service on our Board and equity compensation grants equivalent to the grants made to non-employee members of our Board.

        The agreement provides that Mr. Clineburg will receive a lump-sum severance payment if his employment is terminated without "cause" by us, for "good reason" by Mr. Clineburg, or following a "change in control" of the Company (as those terms are defined in the Agreement). If the termination is without cause or for good reason, the payment will be equal to one year salary plus the highest bonus paid during the previous five years. If such termination occurs during a transitional period then the payment will be equal to the salary Mr. Clineburg would have received for the remainder of that twelve month transitional period. If Mr. Clineburg is terminated without cause or resigns within one year following a change in control, the payment will be equal to 2.99 times Mr. Clineburg's average aggregate annual compensation during the most recent five calendar years. On any termination, other than a termination for cause by us, Mr. Clineburg's unvested equity compensation will immediately vest.

        The agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The covenants not to compete or solicit continue generally for a period of 12 months following the last day of Mr. Clineburg's employment.

        During 2012, the Compensation Committee amended Mr. Clineburg's agreement to limit the amount of accrued unpaid vacation leave. Mr. Clineburg is entitled to receive six weeks of vacation leave each calendar year. He may accumulate and carry over up to 40 hours of unused vacation from year to year. Any unused vacation leave in excess of 40 hours will be forfeited by Mr. Clineburg at the end of each year.

        Mr. Bergstrom has an employment agreement with us, which is terminable at will by either party. The employment agreement was effective as of February 12, 2002. The employment agreement provides for a base salary, eligibility for annual performance bonus and stock option grants, and participation in our benefits plans, all of which may be adjusted by us in our discretion. In addition, his employment agreement is subject to certain restrictive covenants in the event Mr. Bergstrom voluntarily terminates his employment or is terminated for cause. Specifically, he is prohibited from rendering competing banking services in the local area and from soliciting our clients, prospective clients or employees for 12 months following the date of his termination. Mr. Bergstrom's employment agreement provides for severance payments equal to 12 months of his current base salary in the event of termination without cause and 24 months of his current base salary and continued group health and dental insurance benefits for 24 months in the event of termination without cause by us or termination by him for good reason within 12 months of a change in control. Good reason may include (1) a material diminution in Mr. Bergstrom's base compensation, authority, duties, or responsibility; (2) a change to who Mr. Bergstrom reports to directly after a change in control, if that corporate officer does not report directly to the Board of Directors of the Company or its successor; (3) a material change in geographic location; or (4) any other change to Mr. Bergstrom's employment by the Company or its successor that would constitute a material breach of the employment agreement.

        In March 2010, Ms. Frazier executed an employment agreement with us. The initial term of her agreement was three years with automatic renewals for rolling one year periods not to exceed five years from the commencement date. On July 15, 2014, the Compensation Committee approved an amendment to Ms. Frazier's employment agreement with us to eliminate this provision, which would have required the term of her agreement to terminate by no later than March 30, 2015. Her agreement provides for a base salary, eligibility for annual performance bonus and stock option grants, and participation in our benefits plans, all of which may be adjusted by us in our discretion. In addition, the employment agreement is subject to certain restrictive covenants in the event she voluntarily terminates her employment or is terminated for cause. Specifically, Ms. Frazier is prohibited from rendering competing banking services in the local area and from soliciting our clients, prospective clients or employees for 12 months following the date of her termination. Her employment agreement provides for severance payments equal to 12 months of her current base salary in the event of termination without cause. In the event her employment is terminated following a change in control, her employment agreement provides for severance payments equal to 12 months of two times her current base salary (plus her current base salary for the remainder of the 12 month period following the change of control if she is terminated during that time).

        F. Kevin Reynolds has an employment agreement with us which is terminable at will by either party. The employment agreement was effective as of February 12, 2002. The employment agreement provides for a base salary, eligibility for annual performance bonus and stock option grants, and participation in our benefits plans, all of which may be adjusted by us in our discretion. In addition, his employment agreement is subject to certain restrictive covenants in the event Mr. Reynolds voluntarily terminates his employment or is terminated for cause. Specifically, he is prohibited from rendering competing banking services in the local area and from soliciting our clients, prospective clients or employees for 12 months following the date of his termination. Mr. Reynolds' employment agreement provides for severance payments equal to 12 months of his current base salary in the event of termination without cause and 18 months of his current base salary in the event of his termination without cause by us or voluntary termination by him following a change in control.

        Mr. Wendel does not currently have an employment agreement with us. As an officer of the Company, he receives a base salary and is eligible to participate in our annual cash bonus plan and stock option plan as determined and approved by our Compensation Committee and Board of Directors. He is eligible to participate in our deferred income plan and all other benefit plans that are generally available to our salaried employees.

        See "Potential Payments Upon Termination of Employment or Change-in-Control" below for additional information regarding severance payments to our named executive officers.

Grants of Plan-Based Awards

        We granted plan-based awards to the named executive officers in 2014. Certain executive officers received plan-based awards of stock pursuant to our deferred income plan. Grants of stock options and restricted stock disclosed in the Compensation Discussion and Analysis above that were granted during 2015 were based on each executive officer's 2014 performance.

Grants of Plan-Based Awards
Fiscal Year 2014

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)(#)	All Other Option Awards: Number of Securities Underlying Options (2)(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Bernard H. Clineburg	(1)(2)(3)	2,803	80,000	16.54	440,781

Mark A. Wendel	(1)(2)	2,803	9,000	16.54	49,532

Christopher W. Bergstrom	(1)(2)	2,814	27,000	16.54	148,595

Alice P. Frazier	(1)(2)	560	27,000	16.54	148,595

F. Kevin Reynolds	(1)(2)	1,474	18,000	16.54	99,063

(1)
Each officer, as participants in our deferred income plan, received matches of phantom stock units in 2014. We match 50% of the contributions made by our named executive officers in our deferred income plan. Such match is not to exceed $50,000 in any particular plan year and vests 25% immediately and the remainder in equal annual installments thereafter over three years from the date of the participants' contributions. Contributions to the plan, and subsequently the match, are made to each participant's account each pay period, which is twice monthly, or a total of 24 pay periods during 2014.

(2)
The grant date for the stock option awards granted to each of the named executive officers is February 19, 2014.

(3)
The grant date for the stock option awards granted to Mr. Clineburg for his services in his capacity as a member of the Board of Directors is April 28, 2014. On that date, he received a grant of 5,000 stock option awards with an exercise price of $16.73.

Holdings of Stock Options

        In the table below, we list information on the holdings of unexercised stock options as of December 31, 2014 for each of the named executive officers. We have not awarded shares of Common Stock to our named executive officers except as provided for by our executive deferred income plan.

 Outstanding Equity Awards at Fiscal Year-End 2014

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(13)	Market Value of Shares of Units of Stock That Have Not Vested ($)(14)

Bernard H. Clineburg	50,000	50,000	(1)	16.58	02/13/2023	—	—
	5,000	—		15.02	04/19/2023
	25,000	50,000	(2)	16.54	02/19/2024
	5,000	—		16.73	04/28/2024

Mark A. Wendel	15,000	—		11.16	07/19/2016	3,390	67,224
	4,500	4,500	(3)	16.58	02/13/2023
	3,000	6,000	(4)	16.54	02/19/2024

Christopher W. Bergstrom	8,000	8,000	(5)	11.74	01/26/2021	4,623	91,674
	10,800	16,200	(6)	16.58	02/13/2023
	9,000	18,000	(7)	16.54	02/19/2024

Alice P. Frazier	25,000	—		6.14	03/25/2019	1,830	36,289
	12,000	8,000	(8)	11.74	01/26/2021
	10,800	16,200	(9)	16.58	02/13/2023
	9,000	18,000	(10)	16.54	02/19/2024

F. Kevin Reynolds	15,000	—		10.73	02/04/2015	2,855	56,615
	10,000	—		8.89	05/18/2015
	24,069	—		11.15	12/14/2015
	9,000	9,000	(11)	16.58	02/13/2023
	6,000	12,000	(12)	16.54	02/19/2024

(1)
The option, which was granted on February 13, 2013, vests annually with respect to 25,000 additional shares or 25% per year on the anniversary of the grant date, provided he remains employed with us.

(2)
The option, which was granted on February 19, 2014, vests annually with respect to 25,000 additional shares or 33% per year on the anniversary of the grant date, provided he remains employed with us.

(3)
The option, which was granted on February 13, 2013, vests annually with respect to 1,500 additional shares or 25% per year on the anniversary of the grant date, provided he remains employed with us.

(4)
The option, which was granted on February 19, 2014, vests annually with respect to 3,000 additional shares or 33% per year on the anniversary of the grant date, provided he remains employed with us.

(5)
The option, which was granted on January 26, 2011, vests annually with respect to 4,000 additional shares or 20% per year after the first year of service on the anniversary of the grant date, provided he remains employed with us.

(6)
The option, which was granted on February 13, 2013, vests annually with respect to 6,875 additional shares or 25% per year on the anniversary of the grant date, provided he remains employed with us.

(7)
The option, which was granted on February 19, 2014, vests annually with respect to 9,000 additional shares or 33% per year on the anniversary of the grant date, provided he remains employed with us.

(8)
The option, which was granted on January 26, 2011, vests annually with respect to 4,000 additional shares or 20% per year after the first year of service on the anniversary of the grant date, provided she remains employed with us.

(9)
The option, which was granted on February 13, 2013, vests annually with respect to 6,875 additional shares or 25% per year on the anniversary of the grant date, provided she remains employed with us.

(10)
The option, which was granted on February 19, 2014, vests annually with respect to 9,000 additional shares or 33% per year on the anniversary of the grant date, provided she remains employed with us.

(11)
The option, which was granted on February 13, 2013, vests annually with respect to 4,500 additional shares or 25% per year on the anniversary of the grant date, provided he remains employed with us.

(12)
The option, which was granted on February 19, 2014, vests annually with respect to 6,000 additional shares or 33% per year on the anniversary of the grant date, provided he remains employed with us.

(13)
Each officer, as participants in our deferred income plan, received phantom stock matches. We match 50% of the contributions made by our named executive officers in our deferred income plan. Such match is not to exceed $50,000 in any particular plan year and vests 25% immediately and the remainder in equal annual installments thereafter over three years from the date of the participants' contribution.

(14)
The market value of the phantom stock units is based on the $19.83 closing price of a share of our common stock, as reported on December 31, 2014.

Option Exercises in Fiscal Year 2014

        The following table presents information for those named executive officers that exercised options during 2014. We also present information for those named executive officers that participate in our deferred income plan that had stock awards that vested during 2014.

Option Exercises and Stock Vested
Fiscal Year 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bernard H. Clineburg	—	—	3,707	50,000
Mark A. Wendel	10,000	82,700	2,180	50,000
Christopher W. Bergstrom	—	—	4,012	50,000
Alice P. Frazier	—	—	2,014	10,000
F. Kevin Reynolds	—	—	2,643	26,300

Pension Benefits

        The following table sets forth information as of December 31, 2014 with respect to Mr. Clineburg's participation in our supplemental executive retirement plan. No other named executive officers participate in our supplemental executive retirement plan for the year ended December 31, 2014.

Pension Benefits—Fiscal Year 2014

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)(3)	Payments During the Last Fiscal Year ($)

Bernard H. Clineburg	Cardinal Financial Corporation Supplemental Executive Retirement Plan	10	2,984,197	None

(1)
The amount of the present value of the accumulated benefit of the supplemental executive retirement plan benefits assumes benefit payments begin at the normal retirement age.

(2)
In 2010, we entered into an Employment Agreement with Mr. Clineburg that superseded and replaced his previous Employment Agreement with us. As of the effective date of the Employment Agreement, Mr. Clineburg became 100% vested in all present and future benefits under his supplemental executive retirement plan.

(3)
The present value of Mr. Clineburg's accumulated benefit at December 31, 2014 assumes payments of $20,000 per month for 180 months.

        The Board of Directors adopted the Cardinal Financial Corporation Supplemental Executive Retirement Plan (the "Plan"), effective October 1, 2005, for the purpose of supplementing the retirement benefits payable under our tax-qualified plans. The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan must be administered and construed in a manner that is consistent with that intent. The Plan is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and Treasury Regulations issued thereunder.

        Upon retirement, Mr. Clineburg will be entitled to an annual retirement benefit equal to $20,000 per month payable for 180 months. Upon our change in control, Mr. Clineburg will be entitled to an additional benefit equal to $10,000 per month for a period of 180 months, commencing on the first day of the month following the change in control. If Mr. Clineburg ceases to be an eligible employee or whose employment with us is terminated with cause, he shall immediately cease to be a participant in the plan and forfeit all rights under the plan.

Changes in Nonqualified Deferred Compensation

        The following table shows the changes in the balance of the named executive officers' nonqualified deferred income plan:

Nonqualified Deferred Compensation Fiscal Year 2014

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)

Bernard H. Clineburg	100,000	50,000	134,594	None	1,457,962

Mark A. Wendel	100,000	50,000	22,093	80,209	440,011

Christopher W. Bergstrom	104,000	50,000	65,809	253,110	983,284

Alice P. Frazier	20,000	10,000	33,869	11,749	415,247

F. Kevin Reynolds	52,601	26,300	35,732	43,609	539,806

(1)
Amount of the contributions by us reported for 2014 were included in the Summary Compensation Table above.

(2)
The registrant contributions reported for each of the named executive officers for 2013 and included in the summary compensation table for 2013 were: Mr. Clineburg $50,000; Mr. Wendel $20,945; Mr. Bergstrom $30,208; Ms. Frazier $2,500 and Mr. Reynolds $12,078. For 2012, the registrant contributions reported for each of the named executive officers and included in the summary compensation table were: Mr. Clineburg $50,000; Mr. Wendel $31,155; Mr. Bergstrom $84,800; Ms. Frazier $73,500 and Mr. Reynolds $72,500.

        We currently have in place a deferred income plan for our executive officers—the Cardinal Financial Corporation Executive Deferred Income Plan (the "Executive Deferral Plan"). The purpose of the Executive Deferral Plan is to offer participants the opportunity to defer voluntarily current compensation, including salary and annual cash bonuses, for retirement income and other significant future financial needs for themselves, their families and other dependents. This plan is also designed to provide us with a vehicle to address limitations on our contributions under any tax-qualified defined contribution plan. Participants in the Executive Deferral Plan may elect from various investment funds, including a Company Common Stock fund that tracks the value of our Common Stock, for the amounts of compensation that they defer. Any of our employees who are an executive vice president or above may be eligible to participate in the Executive Deferral Plan.

        Each participant in the Executive Deferral Plan may annually elect to defer all or a portion of his or her compensation for the plan year. At a minimum, the deferral contribution cannot be less than five percent or $2,000. We provide a deemed match for each participant's contribution that does not exceed the greater of 50% of the participant's deferral or $50,000 per participant per year. This match is deemed invested in our Common Stock and vests 25% immediately and the remaining match of 75% vests over the next three years on the anniversary dates of the matching contribution. Participant's earnings in our deferred income plan are based on the performance of the participant's deemed investments they selected from the available investment options in the plan.

        All distributions from the Executive Deferral Plan are made in cash, with the exception of those contributions deemed to be invested in our Common Stock, which are paid in shares of Common Stock in an amount equal to the number of whole shares of Common Stock credited to the participant's account as of the date of the distribution. Any fractional shares are paid in cash. Automatic distributions occur if the participant dies or if the participant becomes disabled. At that time, any unvested portion of their match will vest immediately. If the participant terminates their employment with us, their vested balance will be distributed in lump sum, provided that the participant is not a key employee, in which case distribution will occur six months after their termination of service.

Potential Payments Upon Termination of Employment or Change-in-Control

Potential Payments Upon Change in Control

        In the event of Mr. Clineburg's termination following a change of control, Mr. Clineburg's employment agreement with us provides for a lump-sum severance payment equal to 2.99 times his average total compensation, over the most recent five calendar year period of his employment with us prior to the termination. As of December 31, 2014, this amount was, in the aggregate, $7,320,053. Additionally, the change in control provision under his supplemental executive retirement plan vests immediately and he is entitled to begin receiving payments of $10,000 per month for 15 years, in addition to the payments he is otherwise entitled to under the plan. Mr. Clineburg's benefits upon normal retirement are discussed in "Pension Benefits" above.

        In the event of termination following a change in control, Mr. Bergstrom will receive a lump-sum severance payment equal to 24 months of his base salary as of December 31, 2014, or $700,000, plus benefits continuation for 24 months following termination. Mr. Reynolds will receive a lump-sum severance payment in the event of termination following a change in control equal to 18 months of his base salary as of December 31, 2014, or $397,500. Ms. Frazier, in the event of termination following a change in control, will receive a lump-sum severance payment equal to 24 months of her base salary as of December 31, 2014, or $700,000.

        Additionally, under the terms of our stock option plan, accelerated vesting will occur in the event of a change in control. Typically, the payments relating to stock options represent the value of the unvested and accelerated stock options, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of our Common Stock on the applicable date. At December 31, 2014, Messrs. Clineburg, Wendel, Bergstrom and Reynolds and Ms. Frazier had unvested options of 100,000, 10,500, 42,200, 21,000 and 42,200, respectively. For Mr. Clineburg, the value of the accelerated vesting of his stock options that were in the money and granted to him is $327,000 at December 31, 2014. For Mr. Wendel, the value of the accelerated vesting of his stock options that were in the money and granted to him is $34,365 at December 31, 2014. For Mr. Bergstrom, the value of the accelerated vesting of his stock options that were in the money and granted to him is $176,590 at December 31, 2014. For Ms. Frazier, the value of the accelerated vesting of her stock options that were in the money and granted to her is $176,590 at December 31, 2014. For

Mr. Reynolds, the value of the accelerated vesting of his stock options that were in the money and granted to him is $68,730 at December 31, 2014.

Potential Payments Upon Involuntary Termination Without Cause or Good Reason

        In the event Mr. Clineburg is terminated without cause or good reason, his employment agreement with us provides for a lump-sum severance payment equal to one year's annual base salary plus the highest of his bonuses paid in the last five calendar years prior to the year in which he was terminated. As of December 31, 2014, this amount was $1,615,000.

        If Mr. Bergstrom is terminated without cause or good reason, his employment agreement with us provides for a lump-sum severance payment equal to 12 months of his current base salary. As of December 31, 2014, this amount was $350,000.

        If Mr. Reynolds is terminated without cause or good reason, his employment agreement with us provides for a lump-sum severance payment equal to 12 months of his current base salary. As of December 31, 2014, this amount was $265,000.

        If Ms. Frazier is terminated without cause or good reason, her employment agreement with us provides for a lump-sum severance payment equal to 12 months of her current base salary. As of December 31, 2014, this amount was $350,000.

        Mr. Wendel does not have an employment agreement with us.

Potential Payments Under Deferred Income Plans

        Under our deferred income plans, matching contributions as well as the deemed earnings upon matching contributions fully vest upon death, disability, change of control or retirement. At December 31, 2014, the unvested balances in the deferred income plan for the named executive officers are: Wendel $67,224; Bergstrom $91,674: Reynolds $56,615; and Frazier $36,289. Mr. Clineburg, as part of his employment agreement with us, is fully vested in current and future matching contributions to our deferred income plan.

        The following table shows potential payments to our named executive officers under existing employment agreements, plans or arrangements for various events involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2014 termination date, and where applicable, using the closing price of our Common Stock of $19.83 at December 31, 2014.

Potential Payments Upon Termination of Employment or Change-in-Control

Name	Benefit	Involuntary Termination w/o Cause or for Good Reason ($)	Termination Following Change in Control ($)	Normal Retirement ($)	Early Retirement or Voluntary Separation of Service ($)	Death ($)	Disability ($)

Bernard H. Clineburg	Severance Payment	1,615,000	7,320,053	—	—	—	—

	Stock Options (unvested and accelerated)	—	327,000	—	—	—	—

	Supplemental Executive Retirement Plan(1)	—	1,800,000 (paid monthly over 180 months)	—	—	—	—

	Total Value	1,615,000	9,447,053 (a portion to be paid over 180 months)	—	—	—	—

Mark A. Wendel	Stock Options (unvested and accelerated)	—	34,365	—	—	—	—

	Matching Contributions in Deferred Income Plan	—	67,224	67,224	—	67,224	67,224

	Total Value	—	101,589	67,224	—	67,224	67,224

Christopher W. Bergstrom	Severance Payment	350,000	700,000	—	—	—	—

	Stock Options (unvested and accelerated)	—	176,590	—	—	—	—

	Matching Contributions in Deferred Income Plan	—	91,674	91,674	—	91,674	91,674

	Total Value	350,000	968,264	91,674	—	91,674	91,674

Alice P. Frazier	Severance Payment	350,000	700,000	—	—	—	—

	Stock Options (unvested and accelerated)	—	176,590	—	—	—	—

	Matching Contributions in Deferred Income Plan	—	36,289	36,289	—	36,289	36,289

	Total Value	350,000	912,879	36,289	—	36,289	36,289

F. Kevin Reynolds	Severance Payment	265,000	397,500	—	—	—	—

	Stock Options (unvested and accelerated)	—	68,730	—	—	—	—

	Matching Contributions in Deferred Income Plan	—	56,615	56,615	—	56,615	56,615

	Total Value	265,000	522,845	56,615	—	56,615	56,615

(1)
Receives additional benefits upon change in control. Mr. Clineburg's benefits upon normal retirement are discussed in "Pension Benefits" above.

Certain Relationships and Related Transactions

        Some of our directors and officers are at present, as in the past, our banking customers. As such, we have had, and expect to have in the future, banking transactions in the ordinary course of our business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to Cardinal Bank. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2014 totaled approximately $36.3 million, or 9.7% of the bank's equity capital at that date.

        William E. Peterson, a director, is the manager and a 3.1% owner of Fairfax Corner Mixed Use, L.C. Fairfax Corner Mixed Use, L.C. owns a building in the Fairfax Corner shopping center and leases office space to George Mason Mortgage, LLC ("George Mason"). The lease commenced on July 1, 2002. We extended the lease during 2013 until June 30, 2019. The rent that George Mason pays to Fairfax Corner Mixed Use, L.C. ranges from $1.0 million to $1.2 million annually over the next five years. Rent payments totaled $1.2 million in 2014.

        William G. Buck, a director, has an indirect ownership in a limited liability company that owns the building where we lease branch office space for one of our locations. Certain of his immediate family members own a minority interest in the limited liability company. The rent that we pay for use of this space under the existing lease ranges from $31,000 to $32,000 annually for the next two years. Rent payments under the lease totaled $31,000 in 2014.

        We have not adopted a formal policy that covers the review and approval of related person transactions by our Board of Directors. The Board, however, does review all proposed related party transactions for approval. During such a review, the Board will consider, among other things, the related person's relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person's relationship to the transaction and any other material information. Those directors that are involved in a proposed related party transaction are excused from the board and/or committee meeting during the discussion and vote of the proposal.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of the Securities and Exchange Commission's Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

        Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement. A majority of votes cast by the holders of Shares of Common Stock is required for approval of the resolution above. However, the vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has appointed KPMG LLP as the Company's independent public accountant for the year ending December 31, 2015. KPMG LLP has acted as the Company's independent public accountant since 1997 and has reported on our financial statements for those periods. A representative of KPMG LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        The Company is not required to obtain shareholder ratification or other approval of the retention of KPMG LLP as the Company's independent public accountant. As a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of KPMG LLP as our independent public accountant for the year ending December 31, 2015.

        A majority of votes cast by the holders of shares of Common Stock is required for the ratification of the appointment of the independent auditors. If the appointment of KPMG LLP as our independent auditors is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and our shareholders. If the shareholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP but may proceed with the retention of KPMG LLP if it deems it to be in the best interest of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2015.

AUDIT INFORMATION

General

        The five members of the Audit Committee are independent as that term is defined in the listing standards of Nasdaq and by regulations of the SEC. The Audit Committee operates under a written charter that the Board of Directors has adopted.

Fees of Independent Public Accountants

        Audit Fees.    The aggregate amount of fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2014 and 2013, and the review of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, were $565,000 and $450,000, respectively.

        Audit-Related Fees.    The aggregate amount of fees billed by KPMG LLP for professional services rendered for audit-related services was $33,000 for each of the fiscal years ended December 31, 2014 and 2013. These services included the audit of our 401(k) plan.

        Tax Fees.    The aggregate amount of fees billed by KPMG LLP for professional services rendered in connection with the preparation of our tax returns for each of the fiscal years ended December 31, 2014 and 2013 was $76,000 and $67,000, respectively.

        All Other Fees.    Additional fees billed by KPMG LLP for services not reported above for the year ended December 31, 2014 include $115,000 for the audit procedures over the Company's acquisition of United Financial Banking Companies, Inc. which occurred during 2014. An additional $25,000 was billed by KPMG LLP for audit procedures over our Form S-4 that was filed on October 24, 2013.

Audit Committee Pre-Approval Policies and Procedures

        It is the policy of the Audit Committee that our independent auditor may provide only those services that have been pre-approved by the Audit Committee. Unless a type of service to be provided by the independent auditor has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is twelve months from the date of pre-approval, unless the Audit Committee or a related engagement letter specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval.

        Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission's rules on auditor independence.

Audit Committee Report

        The Audit Committee is composed of five directors, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

        Management is responsible for:

  •
  establishing and maintaining our internal control over financial reporting;

  •
  assessing the effectiveness of our internal control over financial reporting as of the end of each year;

  •
  the preparation, presentation and integrity of our consolidated financial statements; and

  •
  complying with laws and regulations and ethical business standards.

        Our independent registered public accounting firm is responsible for:

  •
  performing an independent audit of our consolidated financial statements and our internal control over financial reporting;

  •
  expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles; and

  •
  expressing an opinion as to management's assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting.

        The Audit Committee is responsible for:

  •
  the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us; and

  •
  monitoring, overseeing and reviewing our accounting and financial reporting processes.

        In this context, the Audit Committee has met and held discussions with management and KPMG LLP, our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements for the year ended December 31, 2014 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and KPMG LLP, including the scope of the independent registered public accounting firm's responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the firm's independence from us. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

        In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with KPMG LLP its opinion as to both the effectiveness of our internal control over financial reporting and management's assessment thereof.

        Based upon its discussions with management and KPMG LLP and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee

J. Hamilton Lambert, Chairman B.G. Beck William E. Peterson Alice M. Starr Steven M. Wiltse

ANNUAL REPORT AND FINANCIAL STATEMENTS

        A copy of our 2014 Annual Report to Shareholders and a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 has been furnished to shareholders. Additional copies may be obtained by written request to the Secretary of the Company at the address indicated below. Such documents are not part of the proxy solicitation materials.

        UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, WE WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO JENNIFER L. DEACON, SECRETARY, CARDINAL FINANCIAL CORPORATION, AT 8270 GREENSBORO DRIVE, SUITE 500, MCLEAN, VIRGINIA 22102.

PROPOSALS FOR 2016 ANNUAL MEETING

        Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2016 annual meeting of shareholders must cause such proposal to be received, in proper form, at our principal executive offices at 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102, no later than November 17, 2015 in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. It is urged that any such proposals be sent by certified mail, return receipt requested.

        Our Bylaws also prescribe the procedures that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. Under the Bylaws, notice of a proposed nomination or a shareholder proposal meeting certain specified requirements must be received by us not less than 60 nor more than 90 days prior to any meeting of shareholders called for the election of directors, provided in each case that, if fewer than 70 days' notice of the meeting is given to shareholders, such written notice shall be received not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders. Assuming a date of April 22, 2016 for the 2016 annual meeting of shareholders, we must receive any notice of nomination or other business no later than February 22, 2016 and no earlier than January 23, 2016.

        Our Bylaws require that the shareholder's notice set forth as to each nominee (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of the Company that are beneficially owned by such nominee, and (iv) any other information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominee's written consent to being named in a proxy statement as nominee and to serving as a director if elected). Our Bylaws further require that the shareholder's notice set forth as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and amount of such shareholder's beneficial ownership of our capital stock. If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder's nomination should not be brought before the annual meeting and that such nominee shall not be eligible for election as a director of the Company. Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to the Secretary of the Company.

OTHER MATTERS

        The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

        This Proxy Statement is given pursuant to direction of the Board of Directors.

Jennifer L. Deacon Secretary

McLean, Virginia
March 25, 2015

 Exhibit A

CARDINAL FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

I.     Committee Membership

        The Audit Committee shall consist of at least four but no more than eight directors. The members of the Audit Committee shall meet legal and regulatory independence and experience requirements, and at least one member shall have accounting or related financial expertise. The members of the Audit Committee shall be appointed by the Board of Directors and may be replaced by the Board. No member of the Audit Committee can have participated in the preparation of the Corporation's or any of its subsidiaries' financial statements at any time during the past three years.

II.    Continuous Activities—General

1.
Oversee the Corporation's accounting and financial reporting processes and the audits of the Corporation's financial statements.

2.
Provide an open avenue of communication between the independent auditor, Internal Audit and the Board of Directors.

3.
Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

4.
Ensure receipt of and review annual formal written statement by the independent auditor delineating all relationships between the auditor and the Corporation as well as any other written statements or communications from the independent auditor relating to its independence from the Corporation that may be required under the then applicable rules governing independent auditors.

5.
Confirm and assure the independence of the independent auditor and the objectivity and qualifications of the internal auditor.

6.
Review with the independent auditor and the Director of Internal Audit the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

7.
Inquire of management, the independent auditor and the Director of Internal Audit about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

8.
Consider and review with the independent auditor and the Director of Internal Audit:

(a)
The adequacy of the Corporation's internal controls, including computerized information system controls and security including whether such controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, and transactions by the Company are properly recorded and reported; any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and, related findings and recommendations of management together with the independent auditor's attestation report.

(b)
Related findings and recommendations of the independent auditor and Internal Audit together with the management's responses.

9.
Annually, consider and review with management, the Director of Internal Audit and the independent auditor:

(a)
Significant findings during the year, including the status of previous audit recommendations.

(b)
Any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

(c)
Any changes required in the planned scope of the internal audit plan.

(d)
The Internal Audit Department charter, budget and staffing.

10.
Meet periodically with the independent auditor, the Director of Internal Audit and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

11.
Report periodically to the Board of Directors on significant results of the foregoing activities.

12.
Establish procedures for the receipt, review, and retention of complaints addressed to the Corporation as well as confidential, anonymous employee submissions regarding accounting, internal controls, or auditing matters, and advise the Board on any complaints or submissions which raise material issues regarding the Corporation's financial statements or accounting policies.

13.
Discuss with management and the independent external auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation's financial statements or accounting policies.

14.
Instruct the independent auditor that the Board of Directors, as the shareholders' representative, is the auditor's client.

III.  Continuous Activities—Re: Reporting Specific Policies

1.
Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

2.
Provide that financial management and the independent auditor discuss with the Committee their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3.
Inquire as to the auditor's independent qualitative judgements about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Corporation.

4.
Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

5.
Determine, with regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

6.
Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

7.
Inquire as to the auditor's views about how the Corporation's choices of accounting principles and disclosure practices may affect public views and attitudes about the Corporation.

8.
Receive reports from management on Information Technology and Information Security including managements assessment of Information Security risk, strategies to mitigate that risk, and Strategic Planning.

IV.    Scheduled Activities

1.
Appoint the independent auditor, determine the compensation of the independent auditor and review and approve the discharge of the independent auditor. The independent auditor shall report directly to the audit committee.

2.
Consider, in consultation with the independent auditor and the Director of Internal Audit, the audit scope and plan of the independent auditor and the internal auditors.

3.
Review and discuss with management and the external auditor the quarterly financial statements and related disclosures prior to the filing of the 10-Q.

4.
Review and discuss with management and the independent auditor, the annual financial statements and the results of annual audits and related comments in consultation with other committees as deemed appropriate, including:

(a)
The independent auditor's audit of the Corporation's annual financial statements, the accompanying footnotes, and its report thereon. This review and discussion should occur prior to the filing of the 10-K and should also address management's discussion and analysis of the financial results.

(b)
Any significant changes required in the independent auditor's audit plans.

(c)
Any difficulties or disputes with management encountered during the course of the audit.

(d)
Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

5.
Discuss with management and the independent auditor matters related to the accounting and disclosure of critical accounting estimates.

6.
Review annually with the Director of Internal Audit the results of the monitoring of compliance with the Corporation's regulatory compliance.

7.
Recommend to the full Board of Directors whether the Corporation's annual report on Form 10-K to be filed with the Securities and Exchange Commission should include the audited financial statements.

8.
Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

9.
Arrange for the independent auditor to be available to the full Board of Directors, as needed, to help provide a basis for the Board to recommend to the Shareholders the appointment of the auditor.

10.
Review and update the Committee's Charter annually.

V.     "When Necessary" Activities

1.
Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

2.
Review and approve in advance requests for any non-audit services to be performed by the Corporation's independent auditor.

3.
Review periodically, with general counsel, legal and regulatory matters that may have a material impact on the Corporation's financial statements, compliance policies and programs.

4.
Resolve disagreements between management and the independent auditor regarding financial reporting.

5.
Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

6.
Review, approve and oversee on an ongoing basis any related party transaction required to be disclosed pursuant to Item 404 or Regulation S-K under the Securities Exchange Act.

7.
Retain independent counsel and other professionals, as the Committee determines necessary to carry out its duties. The Corporation will pay the expenses associated with all advisors to the Committee and the ordinary expenses necessary or appropriate to carry out the Committee's duties.

 Exhibit B

CARDINAL FINANCIAL CORPORATION

COMPENSATION COMMITTEE CHARTER

        Organization—The board of directors shall have a compensation committee composed of three or more outside directors who are independent of the management of the corporation, not employed by the organization, and are free of any relationship that would interfere with their exercise of independent judgment as a committee member. Specifically, each member of the compensation committee must be (i) "independent" in accordance with the listing requirements of the Nasdaq Stock Market, (ii) a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

        Statement of Policy—The compensation committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community to ensure that the company's officers, key executives, and board members are compensated in accordance with the company's total compensation objectives and executive compensation policy. The committee shall advise, recommend, and approve compensation policies, strategies, and pay levels necessary to support organizational objectives.

        The compensation committee shall maintain free and open means of communication between the board of directors, the independent consultants, the internal human resources professionals, and the chief executive officer of the corporation.

        Responsibilities—The compensation committee's policies should remain flexible to react to changing conditions and to ensure the board of directors and shareholders that: (1) the achievement of the overall goals and objectives of the corporation can be supported by adopting an appropriate executive compensation policy and implementing it through an effective total compensation program, and (2) the total compensation program and practices of the corporation are designed with full consideration of all accounting, tax, securities law, and other regulatory requirements and are of the highest quality.

        The compensation committee shall:

  •
  Assist the organization in defining an executive total compensation policy that (1) supports the organization's overall business strategy and objectives, (2) attracts and retains key executives, (3) links total compensation with business objectives and organizational performance in good and bad times, and (4) provides competitive total compensation opportunities at a reasonable cost while enhancing shareholder value creation.

  •
  Act on behalf of the board of directors in setting executive compensation policy, administering compensation plans approved by the board of directors and shareholders, and making decisions or developing recommendations for the board of directors with respect to the compensation of company executives.

  •
  Review and approve the annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements (if and when appropriate), change in control provisions/agreements (if and when appropriate), benefits, and supplemental benefits of the chief executive officer, named executive officers as required under securities law, and other key executives of the organization.

  •
  Evaluate annually chief executive officer and other key executives' compensation levels and payouts against (1) pre-established performance goals and objectives, and (2) an appropriate peer group.

B-1

  •
  Review and comment on the corporation's strategic and financial plans to determine their relationship to the compensation program.

  •
  Review and assess performance target goals established before the start of the plan year and determine when performance goals have been achieved at the end of the plan year.

  •
  Administer the compensation program for the chief executive officer, named executive officers, and other key executives and ensure consistency with executive compensation policy.

  •
  Review and recommend for approval new incentive plans to the board of directors that are consistent with executive compensation policy, and monitor the appropriateness of payouts under alternative business scenarios.

  •
  Review the retirement plans of the organization and determine any differences between plan objectives, needs, and current benefit levels, approve any amendments, and review the results of the retirement plan investments for compliance with organization policies, tax law, Employee Retirement Income Security Act of 1974, as amended.

  •
  Review the group health care benefits provided against benefits provided by other organizations in the same industry, and evaluate the sharing of risk and funding for any self-administered benefits plans as well as the cost and effectiveness of plan administration.

  •
  Select independent compensation consultants to advise the compensation committee, when appropriate, while working with management and for the company.

  •
  Review the management succession program. If succession responsibility is delegated to another committee, the compensation committee should coordinate closely with that committee.

  •
  Assume responsibility for determining outside directors' pay components (retainers, fees, long term incentive plans, benefits, and perquisites).

  •
  Keep abreast of current developments in executive compensation outside the company, and review, with the assistance of appropriate corporate personnel or independent consultants, the impact of tax, accounting and regulatory requirements on executive compensation.

  •
  Review and discuss with the company's management the Compensation Discussion and Analysis (CD&A) required by the Securities and Exchange Commission.

  •
  Determine, based on its review and discussion of the CD&A with management, whether to recommend to the board of directors that the CD&A be included in the company's proxy statement for the annual meeting of shareholders or annual report on Form 10-K.

  •
  Provide the required report over the names of the members of the compensation committee for inclusion in the company's proxy statement for the annual meeting of shareholders or annual report on Form 10-K.

        The compensation committee must distinguish its oversight responsibility from involvement in the company's day-to-day management and the conduct of any independent compensation reviews. The committee must not be considered an adversary of management, rather it is part of the corporation's governance and oversight process.

        The committee must work with management in accordance with its charter to demonstrate a clear relationship of pay levels to organization performance and returns to shareholders. The compensation committee will always be mindful of the fact that compensation structures not properly aligned with organizational objectives become a barrier to the organization's effectiveness in delivering sustainable returns to shareholders.

        This charter shall not be construed in a manner that imposes, upon the compensation committee or its members, additional duties and responsibilities or a higher standard of conduct or care than that imposed upon directors or committees of boards of directors generally, pursuant to applicable law.

B-2

[PROXY CARD]

Cardinal Financial Corporation

Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Mark A. Wendel and Jennifer L. Deacon, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote on all matters as may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cardinal Financial Corporation, a Virginia corporation, to be held at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, on Friday, April 24, 2015 at 10:00 A.M., local time, or any adjournments thereof, for the following purposes:

(Continued and to be dated and signed on other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Annual Meeting of Shareholders of

CARDINAL FINANCIAL CORPORATION

April 24, 2015

Please Detach and Mail in the Envelope Provided

☒ Please mark your votes as in this example

		FOR nominees listed at right (except as written on the line below)	WITHHOLD AUTHORITY to vote for all nominees listed at right
1.	Elect as directors the four persons listed as nominees for terms expiring in 2018.	☐	☐	Nominees: 2018 Bernard H. Clineburg Michael A. Garcia J. Hamilton Lambert Barbara B. Lang

(INSTRUCTION: To withhold authority to vote for any individual nominee(s) listed at right, write that nominee’s name on the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Ratify the appointment of KPMG LLP as the Company’s independent auditors for 2015.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

Signature	Signature

Printed Name	Printed Name

Dated:

QuickLinks

CARDINAL FINANCIAL CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on April 24, 2015
CARDINAL FINANCIAL CORPORATION PROXY STATEMENT
Cardinal Financial Corporation Peer Group
CFNL "Atlanta to Boston" Peer Group Analysis
Financial and Total Shareholder Return Analysis
Actual versus Target Financial Performance For the Year Ended December, 31, 2014
Summary Compensation Table
All Other Compensation Table
Grants of Plan-Based Awards Fiscal Year 2014
Outstanding Equity Awards at Fiscal Year-End 2014
Option Exercises and Stock Vested Fiscal Year 2014
Pension Benefits—Fiscal Year 2014
Nonqualified Deferred Compensation Fiscal Year 2014
Potential Payments Upon Termination of Employment or Change-in-Control
  Exhibit A
CARDINAL FINANCIAL CORPORATION AUDIT COMMITTEE CHARTER
  Exhibit B
CARDINAL FINANCIAL CORPORATION COMPENSATION COMMITTEE CHARTER